Exhibit 99.1
Contact
Investor Relations
Phone: (441) 278-0988
Email: investorrelations@endurance.bm
ENDURANCE REPORTS THIRD QUARTER NET INCOME OF $139.1 MILLION AND 20.2% ANNUALIZED RETURN ON AVERAGE COMMON EQUITY
PEMBROKE, Bermuda — October 28, 2010 — Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported net income of $139.1 million and $2.51 per diluted common share for the third quarter of 2010 versus net income of $153.8 million and $2.51 per diluted common share in the third quarter of 2009.
For the nine months ended September 30, 2010, net income was $253.5 million and $4.33 per diluted common share versus net income of $381.3 million and $6.15 per diluted common share for the nine months ended September 30, 2009.
Operating highlights for the quarter ended September 30, 2010 were as follows:
•	Net premiums written of $451.9 million, an increase of 13.9% over the same period in 2009;
•	Combined ratio of 83.7%, which included 7.5 percentage points of favorable prior year loss reserve development;
•	Net investment income of $53.7 million, a decrease of $17.9 million over the same period in 2009;
•	Operating income, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, of $119.4 million and $2.14 per diluted common share;
•	Operating return on average common equity for the quarter of 4.3%, or 17.2% on an annualized basis; and
•	Book value of $51.83 per diluted common share, up 8.5% from June 30, 2010.
Operating highlights for the nine months ended September 30, 2010 were as follows:
•	Net premiums written of $1,605.6 million, an increase of 10.0% over the same period in 2009;
•	Combined ratio of 90.1%, which included 8.0 percentage points of favorable prior year loss reserve development;
•	Net investment income of $143.5 million, a decrease of $81.5 million over the same period in 2009;
•	Operating income, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, of $237.3 million and $4.04 per diluted common share;
•	Operating return on average common equity for the first nine months of the year of 8.5%, or 11.3% on an annualized basis; and
•	Book value of $51.83 per diluted common share, up 16.2% from December 31, 2009.
David Cash, Chief Executive Officer, commented, “Endurance generated strong returns in the quarter in spite of historically low investment yields and strong competitive forces in many of the underwriting markets in which we operate. During the quarter, we found a number of good opportunities in which to deploy our capital, including the expansion and diversification of our international catastrophe reinsurance portfolio through a renewal rights transaction. Our agriculture insurance line of business continues to outperform our expectations, generating improved margins on a growing premium base. In addition, we repurchased nearly three million shares of our common stock at a significant discount to book value.”

Insurance Segment
Operating highlights for Endurance’s Insurance segment for the quarter ended September 30, 2010 were as follows:
•	Net premiums written of $204.3 million, an increase of 16.3% from the third quarter of 2009;
•	Combined ratio of 90.1%, an improvement of 8.6 percentage points from the third quarter of 2009; and
•	Favorable prior year loss reserve development of 3.9 percentage points during the current period, compared to 6.1 percentage points of favorable prior year loss reserve development in the third quarter of 2009.
Operating highlights for Endurance’s Insurance segment for the nine months ended September 30, 2010 were as follows:
•	Net premiums written of $748.2 million, an increase of 14.8% from the same period in 2009;
•	Combined ratio of 92.0%, an improvement of 1.4 percentage points from the same period in 2009; and
•	Favorable prior year loss reserve development of 5.7 percentage points during the current period, compared to 11.2 percentage points of favorable prior year loss reserve development in the same period in 2009.
Net premiums written increased in the Insurance segment for the current period compared to the same period in 2009, driven by increases in the agriculture, property and healthcare lines of business. Increased premiums in the agriculture line of business resulted from growth in policies in force and higher wheat commodity prices in the United States. Within the property line of business, gross premiums were flat during the current quarter compared to a year ago but net retentions were higher, due to changes to our third party reinsurance program implemented in 2009. The healthcare line of business experienced modest growth in the quarter, as we were able to identify and underwrite several new accounts. For the nine months ended September 30, 2010, net written premiums increased 14.8% compared to a year ago as growth in agriculture, casualty and property premiums was partially offset by a decline in professional lines premiums.
The improvement in the Insurance segment combined ratio in the third quarter of 2010 compared to 2009 was driven by lower general and administrative expense, lower net loss and lower acquisition expense ratios. The agriculture line of business generated stronger margins in the current quarter compared to the same period a year ago due to favorable crop growing conditions. The current quarter loss ratio was also impacted by a current quarter casualty net loss of $9.8 million or 4.0 percentage points. The net loss ratio in the current quarter benefitted from 3.9 percentage points of favorable loss development compared to 6.1 percentage points of favorable loss development during the same period a year ago.
For the nine months ended September 30, 2010, the Insurance segment combined ratio improved 1.4 percentage points compared to the same period in 2009. The improved combined ratio was due to lower general and administrative and acquisition expenses, partially offset by lower levels of favorable prior year loss reserve development compared to a year ago. Favorable loss reserve development emerged in both the third quarter and first nine months of 2010 across each of the short tail, long tail and other lines of business in the Insurance segment, as claims did not develop as originally estimated.

Reinsurance Segment
Operating highlights for Endurance’s Reinsurance segment for the quarter ended September 30, 2010 were as follows:
•	Net premiums written of $247.6 million, an increase of 12.0% from the third quarter of 2009;
•	Combined ratio of 76.9%, an increase of 19.5 percentage points from the third quarter of 2009; and
•	Favorable prior year loss reserve development of 11.3 percentage points during the current period, compared to 10.3 percentage points of favorable prior year loss reserve development in the third quarter of 2009.
Operating highlights for Endurance’s Reinsurance segment for the nine months ended September 30, 2010 were as follows:
•	Net premiums written of $857.4 million, an increase of 6.2% from the same period in 2009;
•	Combined ratio of 88.5%, an increase of 8.4 percentage points from the same period in 2009; and
•	Favorable prior year loss reserve development of 10.1 percentage points during the current period, compared to 6.4 percentage points of favorable prior year loss reserve development in the same period in 2009.
The increase in net premiums written in the Reinsurance segment during the third quarter of 2010 resulted from an increase in the catastrophe, casualty and surety and other lines of business. Within the catastrophe line of business, the increase in premiums from the same period a year ago resulted from business acquired from Glacier Re in a renewal rights transaction completed during the third quarter. Casualty premiums increased in the current quarter as a large contract historically renewed in the second quarter was renewed in the third quarter this year. Within the surety and other line of business, premium growth was driven by the addition of new business in the current quarter. The growth in the Reinsurance segment’s premiums was partially offset by declines in the Reinsurance segment’s property and aerospace and marine lines of business, as certain contracts within these lines have been non-renewed due to competitive conditions. For the nine months ended September 30, 2010, net premiums written increased 6.2% compared to a year ago as growth in casualty, property and surety and other specialty premiums was partially offset by a modest decline in catastrophe premiums.
The combined ratios in the Reinsurance segment for the current periods increased from the same periods a year ago due to higher loss ratios, as the Company experienced a greater frequency of large loss events during 2010. During the third quarter of 2010, the Company incurred $11.6 million of net losses related to the earthquake in New Zealand. In the first nine months of 2010, the Company also incurred net losses of approximately $63 million related to the earthquake in Chile and European Windstorm Xynthia. Partially offsetting the increase in the net loss ratios in the current periods was the recognition of greater favorable prior year loss reserve development compared to the same periods in 2009.
The Company’s acquisition expense ratios increased modestly in the current periods compared to the same periods in 2009, while the Company’s general and administrative expense ratios declined in the current periods largely due to an increase in earned premiums.

Investments
Endurance’s net investment income declined 25.0% or $17.9 million in the quarter ended September 30, 2010 and 36.2% or $81.5 million in the nine months ended September 30, 2010, as compared to the same periods in 2009. During the third quarter and nine months ended September 30, 2010, Endurance’s net investment income included gains of $13.8 million and $23.8 million on its alternative investments and high yield loan funds, which are included in other investments, as compared to gains of $30.4 million and $81.3 million in the third quarter and first nine months of 2009. Investment income generated from Endurance’s fixed maturity investments decreased by $19.4 million for the nine months ended September 30, 2010 compared to the same period in 2009 due to lower reinvestment rates during the current period and a higher allocation of investments to cash, cash equivalents and short duration securities, partially offset by higher average portfolio balances. As a result, the ending book yield on Endurance’s fixed maturity investments at September 30, 2010 was 3.08%, down from 3.29% at December 31, 2009.
At September 30, 2010, Endurance’s fixed income investments, which comprise approximately 93.7% of Endurance’s investments, maintained an average credit quality of AA. Endurance’s fixed maturity portfolio was in an unrealized gain position of $190.2 million at September 30, 2010, an improvement of $55.1 million in the third quarter and $151.9 million in the first nine months of 2010. Endurance recorded net realized gains on investment sales of $9.0 million and $15.2 million during the third quarter and first nine months of 2010 compared to net realized gains on investment sales of $1.4 million and $3.1 million during the same periods in 2009.
Endurance ended the third quarter of 2010 with cash and invested assets of $6.3 billion, which represents a 6.2% increase from December 31, 2009. Net operating cash flow was $390.6 million for the nine months ended September 30, 2010 versus $431.2 million for the same period in 2009.
Capitalization and Shareholders’ Equity
At September 30, 2010, Endurance’s shareholders’ equity was $2.9 billion or $51.83 per diluted common share versus $2.8 billion or $44.61 per diluted common share at December 31, 2009. During the three months ended September 30, 2010, Endurance repurchased 2,977,477 of its ordinary shares for an aggregate repurchase price of $112.8 million. For the nine months ended September 30, 2010, Endurance has repurchased 6,188,253 shares and share equivalents for an aggregate repurchase price of $230.5 million.
Earnings Call
Endurance will host a conference call on October 29, 2010 at 8:30 a.m. Eastern time to discuss its financial results. The conference call can be accessed via telephone by dialing (866) 416-5346 or (913) 312-1411 (international) and entering pass code: 2246686. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through November 12, 2010 by dialing (888) 203-1112 or (719) 457-0820 (international) and entering the pass code: 2246686.
The public may access a live broadcast of the conference call at the “Investors” section of Endurance’s website, www.endurance.bm. Following the live broadcast, an archived version will continue to be available on Endurance’s website.
A copy of Endurance’s financial supplement for the third quarter of 2009 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.

Operating income, operating return on average common equity, operating income per dilutive common share, operating income allocated to common shareholders and combined ratio excluding prior year net loss reserve development are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.
About Endurance Specialty Holdings
Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes property, casualty, healthcare liability, agriculture, workers’ compensation, professional lines of insurance and property, catastrophe, casualty, agriculture, marine, aerospace, and surety and other specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit www.endurance.bm.
Safe Harbor for Forward-Looking Statements
Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words “should,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.
All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2009.
Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED BALANCE SHEETS
(in thousands of United States dollars, except share and per share amounts)

	September 30,	December 31,
	2010	2009
Assets
Cash and cash equivalents	$600,227	$528,944
Fixed maturity investments, available for sale, at fair value	5,063,873	4,548,618
Short term investments, available for sale, at fair value	326,846	534,678
Preferred equity securities, available for sale, at fair value	12,773	11,023
Other investments	360,629	351,352
Premiums receivable, net	1,039,689	565,348
Deferred acquisition costs	192,194	146,979
Securities lending collateral	127,680	66,913
Prepaid reinsurance premiums	160,070	120,941
Losses recoverable	324,757	467,664
Accrued investment income	32,315	30,367
Goodwill and intangible assets	184,543	191,450
Deferred tax assets	29,130	17,252
Receivable on pending investment sales	372	632
Other assets	80,139	84,533

Total Assets	$8,535,237	$7,666,694

Liabilities
Reserve for losses and loss expenses	$3,401,312	$3,157,026
Reserve for unearned premiums	1,186,001	832,561
Net deposit liabilities	36,952	42,638
Securities lending payable	127,681	66,968
Reinsurance balances payable	209,651	220,435
Debt	528,425	447,664
Payable on pending investment purchases	17,042	25
Other liabilities	108,488	112,094

Total Liabilities	5,615,552	4,879,411

Shareholders’ Equity
Preferred shares Series A, non-cumulative – 8,000,000 issued and outstanding (2009 – 8,000,000)	8,000	8,000
Common shares 49,685,295 issued and outstanding (2009 – 55,115,702)	49,685	55,116
Additional paid-in capital	715,834	929,577
Accumulated other comprehensive income	201,172	52,148
Retained earnings	1,944,994	1,742,442

Total Shareholders’ Equity	2,919,685	2,787,283

Total Liabilities and Shareholders’ Equity	$8,535,237	$7,666,694

Book Value per Common Share
Dilutive common shares outstanding	52,469,401	57,996,331
Diluted book value per common share[a]	$51.83	$44.61

Note:	All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2009, which was derived from Endurance’s audited financial statements.

[a]	Excludes the $200 million liquidation value of the preferred shares.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands of United States dollars, except share and per share amounts)

	Quarter Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
Revenues
Gross premiums written	$555,574	$469,622	$1,864,011	$1,812,083

Net premiums written	$451,884	$396,666	$1,605,629	$1,459,608
Change in unearned premiums	17,909	30,088	(314,252)	(220,359)

Net premiums earned	469,793	426,754	1,291,377	1,239,249
Other underwriting income (loss)	322	5	(2,046)	4,198
Net investment income	53,654	71,559	143,484	224,943
Net realized gains on investment sales	8,973	1,396	15,174	3,137

Total other-than-temporary impairment losses	(1,140)	(497)	(2,647)	(50,432)
Portion of loss recognized in accumulated other comprehensive income	(240)	—	(586)	31,165

Net impairment losses recognized in earnings	(1,380)	(497)	(3,233)	(19,267)

Total revenues	531,362	499,217	1,444,756	1,452,260

Expenses
Losses and loss expenses	266,132	211,683	791,676	702,635
Acquisition expenses	67,443	63,026	198,095	195,150
General and administrative expenses	59,523	64,436	174,164	179,222
Amortization of intangibles	2,588	2,588	7,764	7,764
Net foreign exchange gains	(12,565)	(2,963)	(6,465)	(30,748)
Interest expense	9,051	7,540	25,709	22,633

Total expenses	392,172	346,310	1,190,943	1,076,656

Income before income taxes	139,190	152,907	253,813	375,604
Income tax (expense) benefit	(62)	935	(303)	5,675

Net income	139,128	153,842	253,510	381,279

Preferred dividends	(3,875)	(3,875)	(11,625)	(11,625)

Net income available to common and participating common shareholders	$135,253	$149,967	$241,885	$369,654

Per share data
Basic earnings per common share	$2.64	$2.63	$4.56	$6.46

Diluted earnings per common share	$2.51	$2.51	$4.33	$6.15

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the quarter ended September 30, 2010
	Insurance	Reinsurance	Totals

Revenues
Gross premiums written	$303,561	$252,013	$555,574
Ceded premiums written	(99,268)	(4,422)	(103,690)

Net premiums written	204,293	247,591	451,884

Net premiums earned	242,766	227,027	469,793
Other underwriting income (loss)	473	(151)	322

Total underwriting revenues	243,239	226,876	470,115

Expenses
Net losses and loss expenses	172,015	94,117	266,132
Acquisition expenses	17,356	50,087	67,443
General and administrative expenses	29,256	30,267	59,523

	218,627	174,471	393,098

Underwriting income	$24,612	$52,405	$77,017

Net loss ratio	70.9%	41.5%	56.6%
Acquisition expense ratio	7.1%	22.1%	14.4%
General and administrative expense ratio	12.1%	13.3%	12.7%

Combined ratio	90.1%	76.9%	83.7%

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the quarter ended September 30, 2009
	Insurance	Reinsurance	Totals

Revenues
Gross premiums written	$248,673	$220,949	$469,622
Ceded premiums written	(72,987)	31	(72,956)

Net premiums written	175,686	220,980	396,666

Net premiums earned	228,290	198,464	426,754
Other underwriting income (loss)	382	(377)	5

Total underwriting revenues	228,672	198,087	426,759

Expenses
Net losses and loss expenses	168,861	42,822	211,683
Acquisition expenses	20,409	42,617	63,026
General and administrative expenses	36,015	28,421	64,436

	225,285	113,860	339,145

Underwriting income	$3,387	$84,227	$87,614

Net loss ratio	74.0%	21.6%	49.6%
Acquisition expense ratio	8.9%	21.5%	14.8%
General and administrative expense ratio	15.8%	14.3%	15.1%

Combined ratio	98.7%	57.4%	79.5%

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the nine months ended September 30, 2010
	Insurance	Reinsurance	Totals

Revenues
Gross premiums written	$999,528	$864,483	$1,864,011
Ceded premiums written	(251,307)	(7,075)	(258,382)

Net premiums written	748,221	857,408	1,605,629

Net premiums earned	616,300	675,077	1,291,377
Other underwriting income (loss)	471	(2,517)	(2,046)

Total underwriting revenues	616,771	672,560	1,289,331

Expenses
Net losses and loss expenses	428,872	362,804	791,676
Acquisition expenses	51,336	146,759	198,095
General and administrative expenses	86,523	87,641	174,164

	566,731	597,204	1,163,935

Underwriting income	$50,040	$75,356	$125,396

Net loss ratio	69.6%	53.7%	61.3%
Acquisition expense ratio	8.4%	21.8%	15.3%
General and administrative expense ratio	14.0%	13.0%	13.5%

Combined ratio	92.0%	88.5%	90.1%

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the nine months ended September 30, 2009
	Insurance	Reinsurance	Totals

Revenues
Gross premiums written	$1,001,679	$810,404	$1,812,083
Ceded premiums written	(349,801)	(2,674)	(352,475)

Net premiums written	651,878	807,730	1,459,608

Net premiums earned	632,552	606,697	1,239,249
Other underwriting income	3,444	754	4,198

Total underwriting revenues	635,996	607,451	1,243,447

Expenses
Net losses and loss expenses	433,711	268,924	702,635
Acquisition expenses	66,105	129,045	195,150
General and administrative expenses	90,953	88,269	179,222

	590,769	486,238	1,077,007

Underwriting income	$45,227	$121,213	$166,440

Net loss ratio	68.6%	44.3%	56.7%
Acquisition expense ratio	10.4%	21.3%	15.7%
General and administrative expense ratio	14.4%	14.5%	14.5%

Combined ratio	93.4%	80.1%	86.9%

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS
As Reported

	For the quarter ended September 30
	Insurance		Reinsurance		Total
	2010	2009	2010	2009	2010	2009

Net loss ratio	70.9%	74.0%	41.5%	21.6%	56.6%	49.6%
Acquisition expense ratio	7.1%	8.9%	22.1%	21.5%	14.4%	14.8%
General and administrative expense ratio	12.1%	15.8%	13.3%	14.3%	12.7%	15.1%

Combined ratio	90.1%	98.7%	76.9%	57.4%	83.7%	79.5%

Effect of Prior Year Net Loss Reserve Development
Favorable / (Unfavorable)

	For the quarter ended September 30
	Insurance		Reinsurance		Total
	2010	2009	2010	2009	2010	2009

Net loss ratio	3.9%	6.1%	11.3%	10.3%	7.5%	8.1%

Net of Prior Year Net Loss Reserve Development

	For the quarter ended September 30
	Insurance		Reinsurance		Total
	2010	2009	2010	2009	2010	2009

Net loss ratio	74.8%	80.1%	52.8%	31.9%	64.1%	57.7%
Acquisition expense ratio	7.1%	8.9%	22.1%	21.5%	14.4%	14.8%
General and administrative expense ratio	12.1%	15.8%	13.3%	14.3%	12.7%	15.1%

Combined ratio	94.0%	104.8%	88.2%	67.7%	91.2%	87.6%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS
As Reported

	For the nine months ended September 30
	Insurance		Reinsurance		Total
	2010	2009	2010	2009	2010	2009

Net loss ratio	69.6%	68.6%	53.7%	44.3%	61.3%	56.7%
Acquisition expense ratio	8.4%	10.4%	21.8%	21.3%	15.3%	15.7%
General and administrative expense ratio	14.0%	14.4%	13.0%	14.5%	13.5%	14.5%

Combined ratio	92.0%	93.4%	88.5%	80.1%	90.1%	86.9%

Effect of Prior Year Net Loss Reserve Development
Favorable / (Unfavorable)

	For the nine months ended September 30
	Insurance		Reinsurance		Total
	2010	2009	2010	2009	2010	2009

Net loss ratio	5.7%	11.2%	10.1%	6.4%	8.0%	8.9%

Net of Prior Year Net Loss Reserve Development

	For the nine months ended September 30
	Insurance		Reinsurance		Total
	2010	2009	2010	2009	2010	2009

Net loss ratio	75.3%	79.8%	63.8%	50.7%	69.3%	65.6%
Acquisition expense ratio	8.4%	10.4%	21.8%	21.3%	15.3%	15.7%
General and administrative expense ratio	14.0%	14.4%	13.0%	14.5%	13.5%	14.5%

Combined ratio	97.7%	104.6%	98.6%	86.5%	98.1%	95.8%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, excluding prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)
The following tables show Endurance’s gross and net premiums written for the quarters and nine months ended September 30, 2010 and 2009:

	Quarter Ended		Quarter Ended
	September 30, 2010		September 30, 2009
	Gross Premiums	Net Premiums	Gross Premiums	Net Premiums
	Written	Written	Written	Written

Insurance
Agriculture	$156,162	$89,119	$104,021	$71,767
Professional lines	43,381	38,522	46,668	38,643
Casualty	40,538	23,700	39,671	25,025
Property	30,295	21,366	30,307	13,467
Healthcare liability	34,024	32,393	30,390	29,075
Workers’ compensation	(839)	(807)	(2,384)	(2,291)

Subtotal Insurance	$303,561	$204,293	$248,673	$175,686

Reinsurance
Catastrophe	$45,513	$41,154	$31,637	$31,637
Casualty	81,167	81,163	61,394	61,387
Property	111,395	111,395	115,342	115,342
Aerospace and Marine	4,184	4,184	7,185	7,170
Surety and other specialty	9,754	9,695	5,391	5,444

Subtotal Reinsurance	$252,013	$247,591	$220,949	$220,980

Total	$555,574	$451,884	$469,622	$396,666

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)

	Nine Months Ended		Nine Months Ended
	September 30, 2010		September 30, 2009
	Gross Premiums	Net Premiums	Gross Premiums	Net Premiums
	Written	Written	Written	Written

Insurance
Agriculture	$560,531	$402,395	$538,666	$323,783
Professional lines	133,456	115,546	143,884	122,635
Casualty	130,172	82,265	120,900	71,196
Property	99,976	76,404	98,142	53,079
Healthcare liability	76,782	72,947	73,305	69,155
Workers’ compensation	(1,389)	(1,336)	26,782	12,030

Subtotal Insurance	$999,528	$748,221	$1,001,679	$651,878

Reinsurance
Catastrophe	$291,990	$287,721	$289,465	$289,465
Casualty	246,060	245,257	220,599	220,361
Property	215,916	215,916	205,375	205,375
Aerospace and Marine	46,381	44,316	42,980	40,840
Surety and other specialty	64,136	64,198	51,985	51,689

Subtotal Reinsurance	$864,483	$857,408	$810,404	$807,730

Total	$1,864,011	$1,605,629	$1,812,083	$1,459,608

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATIONS
(in thousands of United States dollars, except share and per share amounts)
The following is a reconciliation of Endurance’s net income, net income per diluted common share, net income allocated to common shareholders under the two-class method and annualized return on average common equity to operating income, operating income per diluted common share, operating income allocated to common shareholders under the two-class method and annualized operating return on average common equity (all non-GAAP measures) for the quarters and nine months ended September 30, 2010 and 2009:

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income	$139,128	$153,842	$253,510	$381,279
(Less) Add after-tax items:
Net foreign exchange gains	(12,433)	(3,634)	(6,463)	(30,488)
Net realized gains on investment sales	(8,687)	(2,641)	(13,004)	(3,019)
Net impairment losses recognized in earnings	1,380	497	3,233	19,267

Operating income before preferred dividends	$119,388	$148,064	$237,276	$367,039
Preferred dividends	(3,875)	(3,875)	(11,625)	(11,625)

Operating income available to common and participating common shareholders	$115,513	$144,189	$225,651	$355,414

Operating income allocated to common shareholders under the two-class method	$113,404	$141,764	$221,390	$349,005

Weighted average dilutive common shares	52,997,120	58,781,987	54,851,248	59,019,716

Operating income per diluted common share	$2.14	$2.41	$4.04	$5.91

Average common equity [a]	$2,681,895	$2,391,974	$2,653,484	$2,257,817

Operating return on average common equity	4.3%	6.0%	8.5%	15.7%

Annualized operating return on average common equity	17.2%	24.1%	11.3%	21.0%

Net income	$139,128	$153,842	$253,510	$381,279
Preferred dividends	(3,875)	(3,875)	(11,625)	(11,625)

Net income available to common and participating common shareholders	$135,253	$149,967	$241,885	$369,654

Net income allocated to common shareholders under the two-class method	$132,785	$147,445	$237,320	$362,989

Net income per diluted common share	$2.51	$2.51	$4.33	$6.15

Return on average common equity, Net income	5.0%	6.3%	9.1%	16.4%

Annualized return on average common equity, Net income	20.2%	25.1%	12.2%	21.8%

[a]	Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $200 million liquidation value of the preferred shares.

Operating income and operating income per diluted common share are internal performance measures used by Endurance in the management of its operations. Operating income allocated to common shareholders (excludes unvested restricted shares outstanding which are considered participating) per diluted common share represents operating income divided by weighted average dilutive common shares, which has been calculated in accordance with the two-class method under U.S. GAAP. Operating income represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income and net income per dilutive common share determined in accordance with the two-class method under GAAP, Endurance believes that showing operating income and operating income per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to how management analyzes Endurance’s underlying business performance. Operating income and operating income per dilutive common share should not be viewed as substitutes for GAAP net income and net income per dilutive common share, respectively.
Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.
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